Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10 of our report dated October 7, 2020, relating to the financial statements of Adorbs Inc., as of December 31, 2019 and to all references to our firm included in this Registration Statement.

/s/AJSH & Co LLP

New Delhi, India

October 7, 2020